UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 16, 2020

Owens Corning

(Exact Name of Registrant as Specified in its Charter)

Delaware	1-33100	43-2109021
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

One Owens Corning Parkway Toledo, Ohio	43659
(Address of Principal Executive Offices)	(Zip Code)

(419) 248-8000

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered or to be registered pursuant to Section 12(b) of the Act.

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock, par value $0.01 per share	OC	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On April 16, 2020, the stockholders of Owens Corning (the “Company”) approved the Owens Corning Employee Stock Purchase Plan, as amended and restated effective April 16, 2020 (the “A&R ESPP”). The A&R ESPP provides eligible employees of the Company and its U.S. subsidiaries with an opportunity to purchase shares of common stock, par value $0.01 per share (“common stock”), of the Company through accumulated payroll deductions. All employees of the Company and participating subsidiaries (including executive officers) are eligible to participate in the A&R ESPP, except for temporary employees who work less than five months per year. Eligible employees may elect to participate in the A&R ESPP by contributing a percentage of their after-tax compensation through payroll deductions. At the end of each offering period under the A&R ESPP, the balance of a participant’s account will be used to purchase shares of common stock at a purchase price no less than 85% of the lower of the fair market value of the common stock at the beginning and ending of the offering period. The A&R ESPP increased the amount of common stock available for issuance under the prior version of the Owens Corning Employee Stock Purchase Plan by 4,200,000 shares (which amount is in addition to the 2,000,000 shares previously authorized for issuance under the prior version of the Owens Corning Employee Stock Purchase Plan, bringing the total number of authorized shares under the A&R ESPP to 6,200,000), subject to adjustment as provided in the A&R ESPP. The Board of Directors of the Company (the “Board”) or the Compensation Committee of the Board may at any time and for any reason terminate or amend the A&R ESPP. The A&R ESPP also qualifies certain common stock issued under the A&R ESPP for special tax treatment under Section 423 of the U.S. Internal Revenue Code. The description of the A&R ESPP set forth above does not purport to be complete and is subject to and qualified in its entirety by reference to the complete text of the A&R ESPP, a copy of which is filed herewith as Exhibit 10.1, and the terms of which are incorporated by reference herein.

Item 5.07.	Submission of Matter to a Vote of Security Holders.

On April 16, 2020, the Company held its Annual Meeting of Stockholders (the “Annual Meeting”). The record date for stockholders entitled to notice of, and to vote at, the Annual Meeting was February 18, 2020. At the close of business on that date, the Company had 108,243,893 shares of common stock issued and outstanding and entitled to be voted at the Annual Meeting. At the Annual Meeting, four proposals were submitted to the Company’s stockholders. The proposals are described in more detail in the Company’s definitive proxy statement filed with the U.S. Securities and Exchange Commission on March 13, 2020. The final voting results were as follows:

Proposal 1

The Company’s stockholders elected the following directors to serve for a term expiring at the 2021 Annual Meeting of Stockholders. The voting results are set forth below.

DIRECTORS	VOTES FOR	VOTES AGAINST	VOTES ABSTAIN	BROKER NON-VOTES
Brian D. Chambers	87,555,227	3,918,107	806,839	3,714,484
Eduardo E. Cordeiro	91,199,170	394,798	686,205	3,714,484
Adrienne D. Elsner	91,519,515	76,957	683,701	3,714,484
J. Brian Ferguson	91,485,928	108,222	686,023	3,714,484
Ralph F. Hake	89,022,502	2,570,965	686,706	3,714,484
Edward F. Lonergan	90,655,174	939,404	685,595	3,714,484
Maryann T. Mannen	91,533,011	63,774	683,388	3,714,484
W. Howard Morris	88,594,672	2,998,789	686,712	3,714,484
Suzanne P. Nimocks	90,581,451	1,015,162	683,560	3,714,484
John D. Williams	91,323,829	269,842	686,502	3,714,484

Proposal 2

The Company’s stockholders ratified the selection of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm for fiscal year 2020. The voting results are set forth below.

VOTES FOR	VOTES AGAINST	VOTES ABSTAIN	BROKER NON-VOTES
93,923,960	1,407,633	663,064	—

Proposal 3

The Company’s stockholders approved, on an advisory basis, named executive officer compensation. The voting results are set forth below.

VOTES FOR	VOTES AGAINST	VOTES ABSTAIN	BROKER NON-VOTES
86,217,337	5,388,125	674,711	3,714,484

Proposal 4

The Company’s stockholders approved the Amended and Restated Owens Corning Employee Stock Purchase Plan. The voting results are set forth below.

VOTES FOR	VOTES AGAINST	VOTES ABSTAIN	BROKER NON-VOTES
91,330,430	318,715	631,028	3,714,484

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits

Exhibit No.

10.1	Owens Corning Employee Stock Purchase Plan (amendment and restatement effective April 16, 2020).

104	Cover Page Interactive Data File, formatted in inline XBRL

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

OWENS CORNING

April 21, 2020	By:	/s/ Ava Harter
Ava Harter Senior Vice President, General Counsel and Secretary